TERMINATION AGREEMENT AND GENERAL RELEASE

This Termination Agreement and General Release (the "**Agreement**") is made and entered into by and between Daniel G. Teper ("**Employee**") and Immune Pharmaceuticals, Ltd., a limited liability company organized under the laws of the State of Israel ("**Immune**"), as of February 28, 2015 (the "**Effective Date**"). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Employment Agreement (as defined below).

WITNESSETH:

WHEREAS, Employee has been employed by Immune, pursuant to an employment agreement entered into by and between the parties, dated as of September 1, 2011, and as amended as of June 23, 2014 (the "**Employment Agreement**"); and

WHEREAS, Employee and Immune wish to terminate employee's employment with Immune, effective as of January 1, 2015 (the "**Termination Date**") and waive the Notice Period requirements specified in Section 3 of the Employment Agreement, pursuant to the terms and subject to the conditions described herein; and

NOW, THEREFORE, in consideration of the terms and mutual promises contained herein, the parties agree as follows:

1. **Termination of Employment**. Employee's employment with Immune shall terminate effective as of the Termination Date. The parties agree to waive the Notice Period requirements set forth in Section 3 of the Employment Agreement and any payments payable thereunder.

2. **Employment Termination Payments**. Immune shall calculate the payments due to Employee under the Employment Agreement as of the Termination Date, pursuant to which, all sums due pursuant to the Employment Agreement and Israeli law shall be transferred (or caused to be transferred) to Employee, including:

   a. Outstanding Base Salary payments, if any, which shall be paid within 10 business days after the date hereof;
   b. Redemption of annual recreation allowance, if any, according to applicable law;
   c. Release of the funds reserved under the managers insurance policy ("*Bituach Menahalim*") and/or pension fund (*Keren Pensya*").

Immune and Employee agree and acknowledge that transfer of ownership of the severance portion of the managers insurance policy and/or pension fund to Employee as set forth hereinabove shall be in lieu of any right to receive severance pay under law, according to the General Approval of the Minister of Labor and Welfare, regarding Employers' Payments to Pension Funds and Insurance Policies in Lieu of Severance Pay in accordance with Section 14 of the Severance Pay Law.

3. **Vacation Days**. Employee hereby waives and forever relinquishes any unused vacation and leave days, accrued by Employee during the employment period.

4. **Return of Materials and Equipment**. By no later than the Termination Date, Employee shall return to Immune his 10Bis card and fuel card.

5. **General Release**. The parties hereby declare, warrant and agree that this Agreement and the terms thereof include all of Employee's rights in relation to Employee's employment with Immune, the Employment Agreement and the termination of his employment with Immune. Employee hereby irrevocably and unconditionally releases, acquits, and forever discharges Immune and its predecessors, subsidiaries, successors, divisions, directors, officers, employees, agents, representatives, attorneys, related entities and assigns, as well as the present and former partners, trustees, officers, directors, fiduciaries, administrators, insurers, employees, agents, representatives, counsel of any of the above, (all of the above shall collectively be referred to as "**Releasees**"), from any and all charges, complaints, claims, liabilities, controversies, damages, actions, causes of action and lawsuits which Employee now has, had, or may hereafter claim to have had against Releasees by reason of any matter, act, omission, transaction, occurrence, or event that has

occurred or is alleged to have occurred up to the date of this Agreement . The provisions of this section 5 are subject to Immune and Employee fulfilling all their obligations under this Agreement, including Immune's obligations under section 2 above.

6. **Binding Effect**. This Agreement shall be binding upon Employee and upon his spouse, next of kin, heirs, attorneys, representatives, administrators, executors, successors, and assigns, and shall apply fully to Immune and Releasees and each of them individually, and to their heirs, administrators, representatives, executors, successors, and assigns.

7. **Governing Law & Acknowledgement**. This Agreement shall be exclusively construed, governed by and interpreted for all purposes with the laws of the State of Israel. If any clause or portion of any clause of this Agreement should ever be determined to be unenforceable, it is agreed that this will not affect the enforceability of the remainder of such clause or of any other clause or the remainder of this Agreement.

IN WITNESS WHEREOF, Immune has caused this Agreement to be executed by its duly authorized officer and Employee has executed this Agreement as of the date first above written.

Immune:

IMMUNE PHARMACEUTICALS LTD.

By: Daniel Kazado
Title: Chairman

Employee:

Signature

Name: Daniel G. Teper